                                                                    EXHIBIT 99.1

             AMENDED AND RESTATED AGREEMENT AMONG FILING PARTIES


    THIS AGREEMENT is made and entered into on October 21, 1998, by and among Crow Family Partnership, L.P., a Delaware limited partnership, CFH Trade Names, L.P., a Texas limited partnership, CFH Capital Resources, L.P., a Texas limited partnership, GP 98, LLC, a Texas limited liability company, Mill Spring Holdings, Inc., a Texas corporation, Crow Family, Inc., a Texas corporation, and Harlan R. Crow (collectively referred to herein as the "FILING PARTIES").

    WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "ACT"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the
Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

    WHEREAS, certain of the parties to this Agreement entered into an Agreement Among Filing Parties dated December 11, 1997 , as amended, (the "Original Agreement"), with respect to a Schedule 13D filed concurrently with the execution of the Original Agreement;

    WHEREAS, the parties desire to amend and restate the Original Agreement in its entirety as provided herein;

    NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

    (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the shares of common stock, $.01 par value per share, of Trammell Crow Company, a Delaware corporation.

    (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13d, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

    (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

    (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

    (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.

    IN WITNESS WHEREOF, the undersigned hereby executed this Agreement Among Filing Parties as of the date or dates indicated below.

DATED:  October 21, 1998            CROW FAMILY PARTNERSHIP, L.P.,
                                    a Delaware limited partnership

                                    By:  CROW FAMILY, INC., a Texas Corporation
                                         and its General Partner

                                         By: /s/ Harlan R. Crow
                                            ----------------------------------
                                            Harlan R. Crow
                                            Chief Executive Officer


DATED:  October 21, 1998            CFH TRADE NAMES, L.P., a Texas limited
                                    partnership

                                    By:  GP 98, LLC, a Texas limited
                                         liability company and its General
                                         Partner

                                    By:  MILL SPRING HOLDINGS, INC., a Texas
                                         corporation and its sole member

                                         By: /s/ Harlan R. Crow
                                            -----------------------------------
                                            Harlan R. Crow
                                            Chief Executive Officer

DATED:  October 21, 1998            GP 98, LLC, a Texas limited
                                    liability company

                                    By:  MILL SPRING HOLDINGS, INC., a Texas
                                         corporation and its sole member

                                         By: /s/ Harlan R. Crow
                                            -------------------------------
                                            Harlan R. Crow
                                            Chief Executive Officer

DATED:  October 21, 1998            MILL SPRING HOLDINGS, INC., a Texas
                                    Corporation

                                         By: /s/ Harlan R. Crow
                                            -------------------------------
                                            Harlan R. Crow
                                            Chief Executive Officer

DATED:  October 21, 1998            CFH CAPITAL RESOURCES, L.P., a Texas limited
                                    partnership

                                    By:  CFHS, L.L.C., a Delaware limited
                                         liability company and its General
                                         Partner

                                    By:      CROW FAMILY, INC., a Texas
                                             corporation, its sole manager


                                             By: /s/ Harlan R. Crow
                                                -------------------------------
                                                Harlan R. Crow
                                                Chief Executive Officer

DATED:  October 21, 1998            CFHS, L.L.C., a Delaware limited liability
                                    company and its General Partner

                                          By:  CROW FAMILY, INC., a Texas
                                               corporation, its sole manager


                                               By: /s/ Harlan R. Crow
                                                  ------------------------------
                                                  Harlan R. Crow
                                                  Chief Executive Officer

DATED:  October 21, 1998            CROW FAMILY, INC.


                                    By: /s/ Harlan R. Crow
                                       ------------------------------
                                       Harlan R. Crow
                                       Chief Executive Officer

DATED:  October 21, 1998             /s/ Harlan R. Crow
                                    ---------------------------------
                                    Harlan R. Crow